Calculation of Filing Fee Tables
S-3
XPLR Infrastructure, LP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Limited Partnership Interests	Common units representing limited partner interests	415(a)(6)			$ 300,000,000.00			S-3	333-270508	03/29/2023	$ 33,060.00
			Total Offering Amounts:				$ 300,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering such additional indeterminate number of common units as may be issued from time to time to prevent dilution resulting from common unit splits, common unit distributions, or similar transactions with respect to the common units. Pursuant to 415(a)(6) under the Securities Act, there is included on this registration statement common units representing limited partner interests of XPLR Infrastucture, LP, having a gross sales price of up to $300,000,000 that were previously registered for offer and sale, but not sold, in connection with XPLR Infrastructure, LP's Registration Statement No. 333-270508 filed with the Securities and Exchange Commission on March 13, 2023, and effective as of March 29, 2023 (the "Prior Registration Statement"), and for which a filing fee of $33,060.00 with respect to such unsold common units was paid in connection therewith. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee related to such unsold common units will continue to be applied to the offer and sale of such unsold common units. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the corresponding common units under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date